AMENDED APPENDIX A
               TO THE INVESTMENT ADVISORY AND MANAGEMENT AGREEMENT
                          LEGG MASON VALUE TRUST, INC.




This Amended Appendix A is effective March 15, 2007.


Legg Mason Value Trust, Inc.              0.70% up to $2 billion of average
                                          daily net assets;

                                          0.65% of average daily net assets
                                          between $2 billion and $22 billion;

                                          0.62% of average daily net assets
                                          between $22 billion and $32 billion;

                                          0.59% of average daily net assets
                                          exceeding $32 billion





LEGG MASON CAPITAL MANAGEMENT, INC.


By:/s/ Jennifer W. Murphy
    ----------------------
       Jennifer W. Murphy
       Senior Vice President



LEGG MASON VALUE TRUST, INC.


By:/s/ Marie K. Karpinski
    ----------------------
       Marie K. Karpinski
       Vice President